UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

AMC NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 1-35106	No. 27-5403694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 324-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On February 26, 2018, AMC Networks Inc. (“AMC Networks”) delivered a letter (the “Proposal Letter”) to RLJ Entertainment, Inc. (“RLJ Entertainment”) pursuant to which AMC Networks proposed to acquire the outstanding shares of RLJ Entertainment not currently owned by AMC Networks or entities affiliated with Robert L. Johnson for a purchase price of $4.25 per share in cash. Through this offer, AMC Networks intends for RLJ Entertainment to become a privately owned subsidiary of AMC Networks, with a minority stake held by Mr. Johnson. A copy of the Proposal Letter is attached as Exhibit 99.1 to this Form 8-K.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed to be incorporated by reference into any filing made by AMC Networks under the Exchange Act or the Securities Act of 1933, as amended (unless any such filing expressly states by specific reference that the information or exhibit in this particular Form 8-K is incorporated by reference).

Item 8.01	Other Events

On February 26, 2018, AMC Networks issued a press release announcing the proposal set forth in the Proposal Letter. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01	Exhibits

(d)	Exhibits

99.1	Proposal Letter, dated February 26, 2018, from AMC Networks Inc. to RLJ Entertainment, Inc.

99.2	Press Release issued by AMC Networks Inc. on February 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC.
(Registrant)

By:	/s/ Anne G. Kelly
Name:	Anne G. Kelly
Title:	Senior Vice President and Secretary

Dated: February 26, 2018